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                                FIRST  AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER


         THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "First Amendment") dated as of March 28, 1997 is by and among ENERGY VENTURES, INC., a Delaware corporation, GULFMARK ACQUISITION CO., a Delaware corporation and wholly-owned subsidiary of EVI, GULFMARK INTERNATIONAL, INC., a Delaware corporation ("GulfMark"), and GULFMARK OFFSHORE, INC. (formerly known as New GulfMark International, Inc.), a Delaware corporation and wholly-owned subsidiary of GulfMark.

                               R E C I T A L S :

         WHEREAS, the parties to this First Amendment are parties to that certain Agreement and Plan of Merger dated December 5, 1996 (the "Agreement"); and

         WHEREAS, the parties to this First Amendment desire to amend the Agreement as provided herein;

         NOW, THEREFORE, in consideration of the premises and of the respective covenants, agreements, representations, and warranties set forth herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


1. Section 7.1(b)(i) of the Agreement is hereby amended to read in its entirety as follows:

         "(i) the Merger has not been consummated on or before May 31, 1997 (provided that the right to terminate this Agreement under this clause (i) shall not be available to any party whose breach of any representation or warranty or failure to fulfill any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);"

2. Sections 5.7(a) and 5.7(d) are hereby amended in their entirety to read as follows:

         "(a) GulfMark shall take action prior to the Merger and the Distribution to cause the GulfMark Options to be assumed by Spinco and converted into or exchanged for and represent options to purchase Spinco Common Stock and to cause the GulfMark Plans to be transferred to and assumed by Spinco, such that all obligations of GulfMark thereunder are terminated, and neither GulfMark nor EVI will have any obligations under the GulfMark Plans following the Merger."
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         "(d)    Within  180 days following the Effective Time, Spinco shall file a registration statement on Form S-8 (or other appropriate form) with respect to the shares of Spinco Common Stock subject to the adjusted and assumed GulfMark Options, and shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of any prospectus contained therein) for so long as any of such options remain outstanding."

3. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. Except as otherwise expressly provided herein, the Agreement and the other agreements referred to therein are not amended, modified or affected by this First Amendment. Except as expressly set forth herein, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Agreement are herein ratified and confirmed and shall remain in full force and effect.

4. On and after the date on which this First Amendment becomes effective, the terms, "this Agreement," "hereof," "herein," "hereunder" and terms of like import, when used herein or in the Agreement shall, except where the context otherwise requires, refer to the Agreement, as amended by this First Amendment.

5. This First Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.


                                   ENERGY VENTURES, INC.


                                   By:      /s/ JAMES G. KILEY
                                      ------------------------------------
                                                James G. Kiley
                                      Vice President and Chief Financial Officer


                                   GULFMARK ACQUISITION CO.


                                   By:       /s/ JAMES G. KILEY
                                      -------------------------------------
                                                 James G. Kiley
                                      Vice President and Chief Financial Officer


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                                       GULFMARK INTERNATIONAL, INC.


                                       By:       /s/ FRANK R. PIERCE
                                          -------------------------------------
                                                     Frank R. Pierce
                                                Executive Vice President


                                       GULFMARK OFFSHORE, INC.


                                        By:      /s/ FRANK R. PIERCE
                                           ------------------------------------
                                                     Frank R. Pierce
                                                Executive Vice President




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